EXHIBIT 10.1

AMENDMENT NO. 5 TO ZINC OXIDE SUPPLY AGREEMENT

THIS AMENDMENT NO. 5 (“Amendment No. 5”) to the Zinc Oxide Supply Agreement is entered into as of April 10, 2024, (“Amendment No. 5 Effective Date”) and is made by and between BASF CORPORATION, a Delaware corporation (“BASF” or “Purchaser”) and NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Nanophase”). Nanophase and BASF are occasionally individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	Nanophase and BASF (as successor-in-interest to Sun Smart, Inc.) entered into that certain Zinc Oxide Supply Agreement, dated September 16, 1999 (the “Agreement”), as amended by that certain Amendment No. 1 to Zinc Oxide Supply Agreement dated January 2001, Amendment No. 2 to Zinc Oxide Supply Agreement dated March 17, 2003, Amendment No. 3 to Zinc Oxide Supply Agreement dated September 30, 2012, and Amendment No. 4 to Zinc Oxide Supply Agreement dated January 1, 2019 (collectively the “Amendments”).

B.	Nanophase and BASF entered into a memorandum of understanding named Binding Memorandum of Understanding, Regarding Purchase and Supply of Zinc Oxide under the 1999 Zinc Oxide Supply Agreement and its Amendments Between BASF Corp. and Nanophase Technologies Corp. dated December 21, 2023 and a memorandum of understanding named Binding Memorandum of Understanding, Regarding Zinc Oxide Exclusivity in the 1999 Zinc Oxide Supply Agreement and its Amendments Between BASF Corp. and Nanophase Technologies Corp. dated November 27, 2023 (collectively the “MOUs”).

C.	Nanophase and BASF desire to amend the Agreement and Amendments to incorporate the understanding of the Parties as reflected in the MOUs as set forth herein.

D.	Nanophase and BASF agree that this Amendment No. 5 shall supersede the MOUs as of the Amendment No. 5 Effective Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	AMENDMENTS TO AGREEMENT

The Agreement is amended as follows:

1.1	Exhibit B of the Agreement (Pricing Schedule) is hereby replaced with the attached new Exhibit B, which shall be fully incorporated and supersede any prior versions as of the Amendment No. 5 Effective Date.

1.2	Section 1.01 of the Agreement (Agreement to Purchase and Sell) is hereby amended by deleting the last sentence.

1.3	Section 1.02 of the Agreement (Forecasts) is hereby deleted in its entirety and amended and replaced with the following language:

“Forecasts.

(a)	Yearly Volume Outlook. No later than [**] of each year, BASF shall provide Nanophase with a non-binding volume outlook for BASF’s expected purchase of Products for the following year (the “Total Volume Outlook”). For the avoidance of doubt, the Total Volume Outlook shall not itself constitute a purchase order for Product.
(b)	[**] Forecasts. BASF shall provide Nanophase with non-binding, [**] forecasts for BASF’s expected purchase of Products by [**] of each year for the [**] of the following year and by [**] of each year for the [**] months of the year (each a “[**] Forecast”). In the [**] Forecasts, and/or at the [**] meeting described in (c) below, BASF shall provide Nanophase with notice of any anticipated requirements exceeding [***] in any given month. For purposes of this Section 1.02 and any other references in the Agreement and its Amendments to the term “[*] Forecast” shall be deleted and replaced with the term “[**] Forecast”. For the avoidance of doubt, the [**] Forecasts shall not themselves constitute purchase orders for Product.
(c)	Sales and Operation Planning. Representatives from BASF and Nanophase shall meet in [*] and [*] of each year during the term of the Agreement to review and discuss the [**] Forecasts, [*****] to BASF, [****], and the Product Supply Details in Appendix 1 to this Amendment No. 5, provided that such meetings may be held by audio or video teleconference at the request of either Party. The Product Supply Details in Appendix 1 to this Amendment No. 5 may be amended by mutual, written agreement by the Parties in response to objective and demonstrable changes in market demand for the Products.
(d)	Operational Check-Ins. Representatives from BASF’s supply chain and Nanophase’s customer service shall meet [*] to review and discuss the status of [*****], and other operational topics (the “[*] Operational Check-In Meeting”), provided that the [*] Operational Check-In Meeting may be held by audio or video teleconference at the request of either Party. Nanophase shall provide BASF with a [*] report of [***] [**] Business Days prior to each [*] Operational Check-In Meeting. Such monthly report shall include status on all [**] received as of [**] Business Days prior to the due date of the [*] report, status of [***], and the [*] of the Total Volume Outlook for which [**] have been issued as of the report date. During each [*] Operational Check-In Meeting, the Parties shall agree to the date and time of the next [*] Operational Check-In Meeting.”

1.4	Section 1.03 of the Agreement (Orders) is hereby deleted in its entirety and amended and replaced with the following language:

“Orders.

(a)	Each order for Product will be made by a written purchase order issued by a representative of BASF that will set forth the amount of Product ordered, the price initially payable, and the delivery date. The amount of Product ordered and the delivery date shall take into account the ****] and [**] for purchase orders specified in Appendix 1 of this Amendment No. 5. Nanophase shall acknowledge and provide BASF with a written acceptance of each purchase order, including the [*****] within [**] Business Days of its receipt of a purchase order.
(b)	Nanophase shall advise BASF within [**] Business Days of any unplanned delivery date changes that occur within [***] prior to the delivery date, including any deviations from any specifications set by BASF including, but not limited to, product specifications and packaging specifications. Nanophase shall not make any such deviations without the prior written approval of BASF. Any change to the delivery date specified on a purchase order must be mutually agreed to by the Parties in writing within [***] of Nanophase’s receipt of the purchase order.”

1.5	Section 1.04(a) of the Agreement (Price) is hereby deleted in its entirety and amended and replaced with the following language:

“(a) The price payable per kilogram of Product ordered shall be determined in accordance with the Total Volume Outlook and the price levels as set forth in Exhibit B, attached to this Amendment No. 5. Pricing shall be subject to adjustment as set forth in subsections 1.04 (b) and (c).”

1.6	Section 1.05 of the Agreement (Shipping Date) is hereby deleted in its entirety and amended and replaced with the following language:

Shipping Date. Nanophase will have Product available for shipment F.O.B. its facility and will deliver Product to the carrier at the Nanophase loading dock, packaged and labeled in accordance with Exhibit A, by the date set forth in the relevant purchase order; provided that Nanophase shall not be required to so ship in any month an amount of more than [*]% of the amount shown for such month in the then current [**] Forecast. Risk of loss or damage to Product will pass to Purchaser upon shipment.

1.7	Section II of the Agreement (EXCLUSIVITY; REQUIREMENTS) is hereby amended by the addition of a new Section 2.0 as follows:

“Definitions.

(a)	“Affiliate” means a person or corporate entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person or corporate entity.

(b)	“BASF Zinc Oxide” means (a) Zinc Oxide and Zinc Oxide compositions developed, made, manufactured, processed, supplied, or sold by Nanophase (or its Affiliates) for or to BASF at any time prior to the Exclusivity MOU Effective Date, and (b) and modifications or variations of (a), made at any time, that would not require a [***].

(c)	“Business Day” means any day except Saturday, Sunday, and any other day that is a federal legal holiday or any day on which banking institutions are authorized or required by law or other governmental action to close.

(d)	“Custom Dispersions” means Zinc Oxide or a Zinc Oxide composition in any form other than powder having a Zinc Oxide content of greater than [*]%, but not to exceed [*]%, by weight of composition, that Nanophase or its Affiliates solely developed for a particular customer.

(e)	“Exclusivity MOU Effective Date” means November 27, 2023.

(f)	“Field” means hair care products, sun care products, oral care products, baby care products, toiletries, color cosmetics, topical human sunscreen products, and skin care products, which shall include, without limitation, deodorants and antiperspirants.

(g)	“Finished Good” means a product containing Zinc Oxide that, except for packaging or labeling, is in final dosage form, a form for use in final consumer market products (containing all active and inactive ingredients). Finished Goods for commercial use shall not be modified, manufactured, processed, compounded, altered, or changed in any way by Nanophase (or its Affiliates) or any third party following the transfer, shipping or sending of such product by Nanophase (or Affiliates) to any third party.

(h)	“Ingredient” means any Zinc Oxide or composition containing Zinc Oxide, including coated or uncoated powder, dispersions, and mixtures, that is not a Finished Good or Custom Dispersion.
(i)	“Nanophase-Developed Finished Product” means a Finished Good containing Zinc Oxide that, if the composition of such Finished Good were patented or patentable in the United States, at least one inventor of such patent would, at the time of invention, be a Nanophase (or its Affiliate) employee or agent under U.S. patent law. For avoidance of doubt, a Finished Good need not be actually patented or patentable to be a Nanophase-Developed Finished Product.

(j)	“Other Zinc Oxide” means Zinc Oxide and Zinc Oxide compositions that are, on or after the Exclusivity MOU Effective Date, under development or first developed, manufactured, made or produced by Nanophase (or its Affiliates), and which are not BASF Zinc Oxide.

(k)	“Product” means BASF Zinc Oxide.
(l)	“Zinc Oxide” means a mineral composition containing zinc oxide.”

1.8	Section 2.01 of the Agreement (Nanophase Exclusivity) is hereby deleted in its entirety and amended and replaced with the following language:

“Nanophase Exclusivity.

(a)	BASF has the exclusive right to use BASF Zinc Oxide as an Ingredient in the Field anywhere in the world, except as Nanophase is permitted under (b) and (c) below. Nanophase shall not supply, offer for sale, or sell BASF Zinc Oxide, including any Finished Good containing BASF Zinc Oxide, except as Nanophase is permitted under (d) below, to any customer, except for BASF, in the Field anywhere in the world.

(b)	Nanophase can supply and sell Zinc Oxide sold under the brand name ZO-S1 (which may be encompassed within one of the following current INCI names: Zinc Oxide (and) [*****]; Zinc Oxide (and) [****]; or currently proposed future INCI names: Zinc Oxide (and) [*] (and) [*] (and) [**]; or Zinc Oxide (and) [*]) for use as an Ingredient in any product sold in the Field only to the single customer to which Nanophase supplied such ZO-S1 powder prior to the Exclusivity MOU Effective Date and only with a composition identical to that supplied to such customer prior to the Exclusivity MOU Effective Date provided, however, that Nanophase may after the Exclusivity MOU Effective Date substitute an ingredient in such composition only to the extent required to comply with governmental regulations and if the composition has essentially the same [*****]) as before and after the ingredient substitution.
(c)	Nanophase (or its Affiliates) can supply and sell Custom Dispersions for use in the Field to the extent that:
i.	Nanophase (or its Affiliates) began selling such Custom Dispersion to a customer prior to the Exclusivity MOU Effective Date and sells that Custom Dispersion only to that customer (including its Affiliates); or
ii.	Nanophase (or its Affiliates) first sells such Custom Dispersion on or after the Exclusivity MOU Effective Date and sells that Custom Dispersion only to the customer (including its Affiliates) for whom it was developed up to a maximum amount of [***] metric tons per [*], as measured by the content of Zinc Oxide by weight of composition.
(d)	Nanophase (or its Affiliates) can supply, offer for sale, or sell Nanophase-Developed Finished Products, in either final packaging or bulk form to be repackaged, to customers in the Field anywhere in the world.
(e)	Nanophase hereby grants to BASF an exclusive right of first refusal for the worldwide exclusive right to use as an Ingredient any and all Other Zinc Oxide in any product sold in the Field, except as provided in (c)(ii) above. Specifically, and without limiting the foregoing, except in compliance with the terms of this Section 2.01(e), neither Nanophase nor its Affiliates shall enter into any agreement or consummate any transaction with any person or entity other than BASF to supply, offer for sale, or sell as an Ingredient any Other Zinc Oxide in the Field anywhere in the world.

i.	If Nanophase or its Affiliate desires to supply, offer for sale, or sell as an Ingredient Other Zinc Oxide in the Field anywhere in the world, Nanophase shall first exclusively offer such Other Zinc Oxide to BASF (“Offer”) and provide BASF with such Other Zinc Oxide in quantities sufficient for BASF’s evaluation and assessment of the Other Zinc Oxide (“Evaluation Material”). Such Offer shall be in writing and include the material commercial terms, such commercial terms to include, without limitation, [****], under which Nanophase is willing to supply such Other Zinc Oxide to BASF. For a period of [***] commencing on the date BASF has possession of both the Offer and Evaluation Material (the “Acceptance Period”), BASF shall have the exclusive right, but not the obligation, to accept the Offer and negotiate in good faith the remaining terms and conditions of an agreement under which Nanophase (or its Affiliate) will exclusively supply to BASF such Other Zinc Oxide in the Field. For the avoidance of doubt, Nanophase (or its Affiliate) shall not supply, offer for sale, or sell such Other Zinc Oxide in the Field to any third party during the Acceptance Period. If BASF does not accept the Offer or the Parties are unable to mutually agree in writing on the terms and conditions for the supply to BASF of such Other Zinc Oxide in the Field, then after the Acceptance Period, Nanophase may offer to supply or sell such Other Zinc Oxide in the Field to any third party, provided, however, that if Nanophase (or its Affiliate) contracts with any third party for [*****] such Other Zinc Oxide or the Zinc Oxide used in such Other Zinc Oxide on [*****], Nanophase shall promptly notify BASF of such [***] and offer to supply such Other Zinc Oxide or Zinc Oxide to BASF [*****].
(f)	Except for supply or sale of Zinc Oxide or Zinc Oxide compositions permitted in this Section 2.01, Nanophase cannot supply or sell Zinc Oxide or Zinc Oxide compositions for use in the Field anywhere in the world. For the avoidance of doubt, nothing in this Agreement limits Nanophase in any respect outside of the Field.”

1.9	Section 3.04 of the Agreement (Inventory) is hereby deleted in its entirety and amended and replaced with the following language:

“Nanophase shall maintain [**] of manufactured Products available to fill purchase orders from BASF [****] than the amounts, if any, stated under the “Safety Stock (kg) Inventory” column in Appendix 1 of this Amendment No. 5. When Nanophase uses safety stock to supply orders in excess of [***] of Z-[***] for a specific [*], Nanophase will have [***] time to replenish the [**] of Z-[*] to the required level specified in Appendix 1 of this Amendment No. 5 for such contract year.”

1.10	Section III of the Agreement (Capacity) is hereby amended by the addition of the following as Section 3.07:

“Maximum Capacity. Notwithstanding anything herein to the contrary, Nanophase will not be required to produce or deliver to BASF more than [*] metric tons in the aggregate (“Max Capacity”) of all Products in any contract year. If the Total Volume Outlook in any given year exceeds [*]% of the Max Capacity, BASF and Nanophase shall use commercially reasonable efforts to agree on a path forward to increase the Max Capacity as necessary based on the market changes impacting such demand.”

1.11	Section III of the Agreement (Capacity) is hereby amended by the addition of the following as Section 3.08:

“Shutdowns.

(a)	Nanophase shall advise BASF in writing of any planned shutdown of its facilities that could impact its ability to deliver Products to BASF (“Shutdown Notice”). Nanophase shall deliver the Shutdown Notice to BASF no later than [***] prior to start of the shutdown. The Shutdown Notice shall include estimated dates and down time of the shutdown. Once shut down details are confirmed, Nanophase shall communicate firm dates and planned down time to BASF in writing within [**] of confirmation of such details.

(b)	In preparation for any planned shutdown, Nanophase shall manufacture in advance of such planned shutdown an inventory of Z-[*] at [**] the most recent forecasted volume for the anticipated shutdown period.

(c)	Nanophase shall advise BASF within [**] Business Days of any unplanned shutdown of its facilities that impacts its ability to deliver Products to BASF.”
1.12	Section 7.05 of the Agreement (Governing Law) is hereby deleted in its entirety and amended and replaced with the following language:

“Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of New York. Any dispute, controversy or claim arising out of or in connection with this Agreement, including but not limited to any question regarding its existence, interpretation, performance, validity or termination shall be exclusively submitted to and finally resolved by the courts of the State of New Jersey.”

2.	CONTINUING FORCE AND EFFECT; ENTIRE AGREEMENT

Except as otherwise amended under the terms of Section 1 herein, the Agreement shall remain in full force and effect. This Amendment No. 5 and the Agreement, together with any exhibits and appendices and amendments (and as such exhibits and appendices may be amended, amended and restated, or replaced from time to time), which are hereby incorporated by reference, constitute the entire agreement of the Parties with respect to its subject matter and merges and supersedes all prior discussions and writings with respect to thereto. Except as otherwise set out herein, no modification or alteration of this Amendment No. 5 or the Agreement shall be binding upon the Parties unless contained in a writing signed by a duly authorized agent for each respective Party and specifically referring to hereto or thereto. If there is any conflict between the terms of the Agreement and the Amendments and this Amendment No. 5, the terms of this Amendment No. 5 shall prevail.

3.	LAW AND DISPUTES

Any controversy, claim, counterclaim, dispute, difference or misunderstanding arising out of or relating to the interpretation or application of any term or provision of this Amendment No. 5, or claim arising out of or in connection with this Amendment No. 5 (including non-contractual disputes or claims) shall be governed by and construed under the terms of the Agreement, including but not limited to, the Governing Law and Limitation of Warranties provisions in the Agreement.

4.	COUNTERPARTS; FACSIMILE

This Amendment No. 5 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other party, it being understood that all Parties need not sign the same counterpart. This Amendment No. 5 may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 5 to be duly executed and delivered as of the Amendment No. 5 Effective Date.

SIGNED for and on behalf of	SIGNED for and on behalf of
BASF CORPORATION	NANOPHASE TECHNOLOGIES CORP.

Name: Nader Mahmoud	Name: Jess Jankowski

Position: Vice President Business Management, Personal Care Care Chemicals North America	Position: President & Chief Executive Officer

Signature: /s/________________________	Signature: /s/__________________________

Date: April 10, 2024	Date: April 10, 2024

Appendix 1 – Product Supply Details

Product Name	Commercial Pack Size (kg)	Package Material Description	MOQ (kg)	Batch Size (kg)	Lead Time for P.O.s (wks)	Order Confirmation after receipt of PO	Safety Stock (kg) Inventory	Recent Lead Time (wks)
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*] kg	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[***]	[*] business days	[*****] of Total Volume Outlook	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	[**] Fiberboard Box	[*]	[*]	[*]	[*] business days	[*]	[*] weeks

EXHIBIT B

Indicated below is Q1 2024 pricing schedule for Product; F.O.B Nanophase’s plant.

Price Component	Z-[*] ([*] kg Box)	[*]	[**]	Z-[*]	Z-[**]
Base Price- 2024 [**] MT Level	$[*]/kg	$[*]/kg	$[*]/kg	$[*]/kg	$[*]/kg
Q1 2024 [**][1]	$[*]/kg	$[*]kg	$[*]/kg	$[*]/kg	$[*]/kg
Coating & Packaging[2,3]	$[*]/kg ([*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)
Q1 2024 Total[3]	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)

Price Component	Z-[*]
Q1 2024 Price[4] - 2024	$[*]/kg

1 [*] may change for specific shipments based upon the actual NTC [***] price.

2 Includes annual adjustment for [**], and [**] totaling $[*].

3 Prices in parentheses are for [*] shipments only. The additional cost for packaging is $[*]/kg.

4 Includes [**], and [*] adjustments per Agreement and prior Amendments, as defined in Amendment No. 5.